UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500
Dallas, Texas 75219

(Address of Principal Executive Offices)
(Zip Code)

(214) 252-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2014, RSP Permian, L.L.C. (“RSP LLC”), a wholly-owned subsidiary of RSP Permian, Inc. (the “Company”), Comerica Bank, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into the Third Amendment to Amended and Restated Credit Agreement (the “Amendment”).  The Amendment amends the Amended and Restated Credit Agreement, dated September 10, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated June 9, 2014, and as further amendment by that certain Second Amendment to Amended and Restated Credit Agreement, dated August 29, 2014 (as amended, the “Credit Agreement”), by and among RSP LLC, as borrower, the Administrative Agent and the lenders party thereto to, among other things, to permit RSP LLC to make payments to holders of its equity interests in amounts sufficient to pay principal, premium (if any), and interest in respect of unsecured notes provided no default has occurred and is continuing or would result from such payment and to allow RSP LLC to guaranty unsecured notes, subject to the terms and conditions of the Credit Agreement.

The foregoing description of the Amendment is not complete and is qualified by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Amended and Restated Credit Agreement, dated September 12, 2014, by and among RSP Permian, L.L.C., as borrower, Comerica Bank, as administrative agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

	By:	/s/ James E. Mutrie
James E. Mutrie
General Counsel and Vice President

Dated: September 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Amended and Restated Credit Agreement, dated September 12, 2014, by and among RSP Permian, L.L.C., as borrower, Comerica Bank, as administrative agent, and the lenders party thereto